Exhibit 99.1

Federated Investors, Inc. Reports First Quarter 2017 Earnings

•	Q1 2017 EPS of $0.49 up 11 percent from $0.44 in Q1 2016

•	Equity assets reach record $64.8 billion

•	Board declares $0.25 per share dividend
(PITTSBURGH, Pa., April 27, 2017) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.49 for Q1 2017, compared to $0.44 for the same quarter last year on net income of $49.6 million for Q1 2017, compared to $45.4 million for Q1 2016.
Federated's total managed assets were $361.7 billion at March 31, 2017. Total managed assets were down $8.0 billion or            2 percent from $369.7 billion at March 31, 2016 and down $4.2 billion or 1 percent from $365.9 billion at Dec. 31, 2016. Lower money market assets were partially offset by higher equity and fixed-income assets at the end of Q1 2017 compared to both the end of Q1 2016 and Q4 2016. Average managed assets for Q1 2017 were $363.2 billion, down $0.7 billion from $363.9 billion reported for Q1 2016 and up $4.9 billion or 1 percent from $358.3 billion reported for Q4 2016.
"As investors sought income products in the first quarter, Federated's roster of bond funds offered a range of options, from our high-yield products to the Federated Floating Rate Strategic Income Fund, which is well-suited to a rising-rate environment," said J. Christopher Donahue, president and chief executive officer. "Additionally, the Federated Total Return Bond Fund, a core multisector bond strategy, experienced positive net sales."
Federated's board of directors declared a dividend of $0.25 per share. The dividend is payable on May 15, 2017 to shareholders of record as of May 8, 2017. During Q1 2017, Federated purchased 513,065 shares of Federated class B common stock for $13.6 million.
Federated's equity assets were a record $64.8 billion at March 31, 2017, up $8.3 billion or 15 percent from $56.5 billion at March 31, 2016 and up $2.4 billion or 4 percent from $62.4 billion at Dec. 31, 2016. Assets in Federated's domestic and international Strategic Value Dividend strategies were a record $38.9 billion at March 31, 2017, up $9.0 billion or 30 percent from $29.9 billion at March 31, 2016 and up $1.4 billion or 4 percent from $37.5 billion at Dec. 31, 2016. Top-selling equity funds during Q1 2017 on a net basis included Federated MDT Small Cap Core Fund, Federated Clover Small Value Fund, Federated MDT Small Cap Growth Fund, Federated Prudent Bear Fund and Federated Muni and Stock Advantage Fund.
Federated's fixed-income assets were $51.8 billion at March 31, 2017, up $0.6 billion or 1 percent from $51.2 billion at March 31, 2016 and up $0.5 billion or 1 percent from $51.3 billion at Dec. 31, 2016. Top-selling fixed-income funds during Q1 2017 on a net basis were Federated Institutional High Yield Bond Fund, Federated Floating Rate Strategic Income Fund, Federated Total Return Bond Fund and various short-duration strategies.
Money market assets were $245.2 billion at March 31, 2017, down $16.8 billion or 6 percent from $262.0 billion at March 31, 2016 and down $7.0 billion or 3 percent from $252.2 billion at Dec. 31, 2016. Money market fund assets were $175.2 billion at March 31, 2017, down $49.5 billion or 22 percent from $224.7 billion at March 31, 2016 and down $31.2 billion or 15 percent from $206.4 billion at Dec. 31, 2016. Since March 31, 2016 approximately $25 billion in money market assets has transitioned

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q1 2017 Earnings	Page 2 of 8

from Federated funds to Federated separate accounts, including $21 billion that transitioned in Q1 2017 primarily due to a change in a customer relationship. Federated's money market separate account assets were a record $70.0 billion at March 31, 2017, up $32.7 billion or 88 percent from $37.3 billion at March 31, 2016 and up $24.2 billion or 53 percent from $45.8 billion at Dec. 31, 2016.
Financial Summary
Q1 2017 vs. Q1 2016
Revenue increased by $1.4 million or 1 percent primarily due to a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers) and an increase in revenue from higher average equity assets. The increase in revenue was partially offset by a decrease in revenue from lower average money market fund assets and a decrease in revenue resulting from a change in a customer relationship. See additional information about voluntary yield-related fee waivers in the table at the end of this financial summary.
During Q1 2017, Federated derived 58 percent of its revenue from equity and fixed-income assets (41 percent from equity assets and 17 percent from fixed-income assets) and 42 percent from money market assets.
Operating expenses decreased by $1.8 million or 1 percent primarily due to a decrease in compensation and related expenses resulting from lower incentive compensation. The decrease was partially offset by an increase in distribution expenses related to a decrease in voluntary yield-related fee waivers and higher average equity and fixed-income fund assets. These increases in distribution expenses were partially offset by lower average money market fund assets and a decrease related to a change in a customer relationship.
Q1 2017 vs. Q4 2016
Revenue decreased by $16.4 million or 6 percent primarily due to a decrease in revenue resulting from a change in a customer relationship, having two fewer days in Q1 2017 vs. Q4 2016 and a decrease in revenue from lower average money market fund assets. The decrease in revenue was partially offset by a decrease in voluntary yield-related fee waivers and an increase in revenue from higher average equity assets.
Operating expenses decreased by $9.4 million or 5 percent primarily due to a decrease in distribution expenses as a result of a change in a customer relationship, lower average money market fund assets and having two fewer days in Q1 2017 vs. Q4 2016, partially offset by a decrease in voluntary yield-related fee waivers.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Voluntary yield-related fee waivers and their resulting negative impact could vary significantly in the future as they are contingent on a number of variables as described in Federated's annual and quarterly reports as filed with the SEC.

Federated Reports Q1 2017 Earnings	Page 3 of 8

Unaudited Money Market Fund Yield Waiver Impact to the Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q1 2016 to Q1 2017	Quarter Ended	Change Q4 2016 to Q1 2017
	March 31, 2017	March 31, 2016		Dec. 31, 2016
Investment advisory fees	$(0.5)	$(15.0)	$14.5	$(3.2)	$2.7
Other service fees	(3.8)	(22.5)	18.7	(7.8)	4.0
Total revenue	(4.3)	(37.5)	33.2	(11.0)	6.7
Less: Reduction in distribution expense	3.5	27.9	(24.4)	7.6	(4.1)
Operating income	(0.8)	(9.6)	8.8	(3.4)	2.6
Less: Reduction in noncontrolling interest	0.0	0.2	(0.2)	0.0	0.0
Pre-tax impact	$(0.8)	$(9.4)	$8.6	$(3.4)	$2.6
Federated will host an earnings conference call at 9 a.m. Eastern on April 28, 2017. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the               9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern on April 28, 2017 through May 5, 2017 by calling 877-481-4010 (domestic) or 919-882-2331 (international) and entering access code 10319.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $361.7 billion in assets as of March 31, 2017. With 123 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 8,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 5 percent of equity fund managers in the industry, the top 7 percent of money market fund managers and the top 10 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
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1) Strategic Insight, March 31, 2017. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.
Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, investor interest and preferences, product preparedness, performance and demand, asset flows and mix, fee arrangements with customers, expenses, regulatory changes and market conditions constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q1 2017 Earnings	Page 4 of 8

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q1 2016 to Q1 2017	Quarter Ended	% Change Q4 2016 to Q1 2017
	March 31, 2017	March 31, 2016		Dec. 31, 2016
Revenue
Investment advisory fees, net	$181,318	$181,847	0%	$195,063	(7)%
Administrative service fees, net—affiliates	46,701	53,473	(13)	51,466	(9)
Other service fees, net	45,052	35,898	26	42,803	5
Other, net	430	891	(52)	572	(25)
Total Revenue	273,501	272,109	1	289,904	(6)

Operating Expenses
Distribution	90,359	88,381	2	101,785	(11)
Compensation and related	73,402	76,770	(4)	68,740	7
Systems and communications	8,225	7,865	5	7,876	4
Office and occupancy	7,352	6,888	7	7,156	3
Professional service fees	6,680	8,881	(25)	7,562	(12)
Advertising and promotional	2,955	3,442	(14)	3,771	(22)
Travel and related	2,934	2,906	1	3,501	(16)
Other	3,821	2,421	58	4,691	(19)
Total Operating Expenses	195,728	197,554	(1)	205,082	(5)
Operating Income	77,773	74,555	4	84,822	(8)

Nonoperating Income (Expenses)
Investment income, net	4,214	2,664	58	1,706	147
Debt expense	(1,102)	(1,059)	4	(1,055)	4
Other, net	0	(5)	NM	48	NM
Total Nonoperating Income, net	3,112	1,600	95	699	345
Income before income taxes	80,885	76,155	6	85,521	(5)
Income tax provision	29,858	27,196	10	28,292	6
Net income including the noncontrolling interests in subsidiaries	51,027	48,959	4	57,229	(11)
Less: Net income attributable to the noncontrolling interests in subsidiaries	1,386	3,516	NM	1,387	NM
Net Income	$49,641	$45,443	9%	$55,842	(11)%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.49	$0.44	11%	$0.52	(6)%
Weighted-average shares outstanding
Basic	97,863	99,802		98,280
Diluted	97,864	99,803		98,280
Dividends declared per share	$0.25	$0.25		$1.25
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $2.0 million, $1.8 million and $4.5 million available to unvested restricted shareholders for the quarterly periods ended March 31, 2017, March 31, 2016 and Dec. 31, 2016, respectively, was excluded from the computation of earnings per share.

Federated Reports Q1 2017 Earnings	Page 5 of 8

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	March 31, 2017	Dec. 31, 2016
Assets
Cash and other investments	$277,654	$301,149
Other current assets	57,820	58,611
Intangible assets, net, including goodwill	737,345	733,137
Other long-term assets	60,397	62,210
Total Assets	$1,133,216	$1,155,107

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$127,573	$162,538
Long-term debt	159,375	165,750
Other long-term liabilities	203,388	199,673
Redeemable noncontrolling interests	30,190	31,362
Equity excluding treasury stock	867,939	851,166
Treasury stock	(255,249)	(255,382)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,133,216	$1,155,107

Federated Reports Q1 2017 Earnings	Page 6 of 8

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended
	March 31, 2017	Dec. 31, 2016	March 31, 2016
Equity funds
Beginning assets	$36,231	$37,777	$34,125
Sales	1,703	2,050	3,439
Redemptions	(3,047)	(3,462)	(2,520)
Net (redemptions) sales	(1,344)	(1,412)	919
Net exchanges	60	38	(37)
Acquisition-related	287	0	0
Market gains and losses[1]	1,925	(172)	(72)
Ending assets	$37,159	$36,231	$34,935

Equity separate accounts[2]
Beginning assets	$26,150	$26,337	$19,431
Sales[3]	1,912	2,299	2,350
Redemptions[3]	(1,994)	(1,825)	(1,229)
Net (redemptions) sales[3]	(82)	474	1,121
Net exchanges	0	(1)	0
Market gains and losses[1]	1,543	(660)	998
Ending assets	$27,611	$26,150	$21,550

Total equity[2]
Beginning assets	$62,381	$64,114	$53,556
Sales[3]	3,615	4,349	5,789
Redemptions[3]	(5,041)	(5,287)	(3,749)
Net (redemptions) sales[3]	(1,426)	(938)	2,040
Net exchanges	60	37	(37)
Acquisition-related	287	0	0
Market gains and losses[1]	3,468	(832)	926
Ending assets	$64,770	$62,381	$56,485

Fixed-income funds
Beginning assets	$39,434	$39,796	$37,989
Sales	3,986	4,182	3,334
Redemptions	(3,831)	(3,988)	(4,080)
Net sales (redemptions)	155	194	(746)
Net exchanges	(24)	(57)	(49)
Acquisition-related	148	0	0
Market gains and losses[1]	526	(499)	632
Ending assets	$40,239	$39,434	$37,826

Fixed-income separate accounts[2]
Beginning assets	$11,880	$12,048	$13,130
Sales[3]	214	460	197
Redemptions[3]	(695)	(380)	(328)
Net (redemptions) sales[3]	(481)	80	(131)
Net exchanges	(56)	1	0
Market gains and losses[1]	198	(249)	353
Ending assets	$11,541	$11,880	$13,352

Total fixed income[2]
Beginning assets	$51,314	$51,844	$51,119
Sales[3]	4,200	4,642	3,531
Redemptions[3]	(4,526)	(4,368)	(4,408)
Net (redemptions) sales[3]	(326)	274	(877)
Net exchanges	(80)	(56)	(49)
Acquisition-related	148	0	0
Market gains and losses[1]	724	(748)	985
Ending assets	$51,780	$51,314	$51,178
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q1 2017 Earnings	Page 7 of 8

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions)

	Quarter Ended
	March 31, 2017	Dec. 31, 2016	March 31, 2016

Funds
Beginning assets	$75,665	$77,573	$72,114
Sales	5,689	6,232	6,773
Redemptions	(6,878)	(7,450)	(6,600)
Net (redemptions) sales	(1,189)	(1,218)	173
Net exchanges	36	(19)	(86)
Acquisition-related	435	0	0
Market gains and losses[1]	2,451	(671)	560
Ending assets	$77,398	$75,665	$72,761

Separate accounts[2]
Beginning assets	$38,030	$38,385	$32,561
Sales[3]	2,126	2,759	2,547
Redemptions[3]	(2,689)	(2,205)	(1,557)
Net (redemptions) sales[3]	(563)	554	990
Net exchanges	(56)	0	0
Market gains and losses[1]	1,741	(909)	1,351
Ending assets	$39,152	$38,030	$34,902

Total assets [2]
Beginning assets	$113,695	$115,958	$104,675
Sales[3]	7,815	8,991	9,320
Redemptions[3]	(9,567)	(9,655)	(8,157)
Net (redemptions) sales[3]	(1,752)	(664)	1,163
Net exchanges	(20)	(19)	(86)
Acquisition-related	435	0	0
Market gains and losses[1]	4,192	(1,580)	1,911
Ending assets	$116,550	$113,695	$107,663
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q1 2017 Earnings	Page 8 of 8

Unaudited Managed Assets (in millions)	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016
By Asset Class
Equity	$64,770	$62,381	$64,114	$61,861	$56,485
Fixed-income	51,780	51,314	51,844	50,325	51,178
Money market	245,198	252,213	248,366	254,992	262,030
Total Managed Assets	$361,748	$365,908	$364,324	$367,178	$369,693
By Product Type
Funds:
Equity	$37,159	$36,231	$37,777	$37,076	$34,935
Fixed-income	40,239	39,434	39,796	38,611	37,826
Money market	175,232	206,411	209,382	218,107	224,681
Total Fund Assets	$252,630	$282,076	$286,955	$293,794	$297,442
Separate Accounts:
Equity	$27,611	$26,150	$26,337	$24,785	$21,550
Fixed-income	11,541	11,880	12,048	11,714	13,352
Money market	69,966	45,802	38,984	36,885	37,349
Total Separate Account Assets	$109,118	$83,832	$77,369	$73,384	$72,251
Total Managed Assets	$361,748	$365,908	$364,324	$367,178	$369,693

Unaudited Average Managed Assets	Quarter Ended
(in millions)	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016
By Asset Class
Equity	$63,780	$62,575	$63,682	$58,680	$52,786
Fixed-income	51,802	51,526	51,446	50,793	50,880
Money market	247,591	244,197	250,292	254,693	260,203
Total Avg. Managed Assets	$363,173	$358,298	$365,420	$364,166	$363,869
By Product Type
Funds:
Equity	$36,957	$36,667	$37,902	$35,891	$32,921
Fixed-income	40,086	39,571	39,527	38,214	37,776
Money market	182,418	203,474	213,078	217,226	221,848
Total Avg. Fund Assets	$259,461	$279,712	$290,507	$291,331	$292,545
Separate Accounts:
Equity	$26,823	$25,908	$25,780	$22,789	$19,865
Fixed-income	11,716	11,955	11,919	12,579	13,104
Money market	65,173	40,723	37,214	37,467	38,355
Total Avg. Separate Account Assets	$103,712	$78,586	$74,913	$72,835	$71,324
Total Avg. Managed Assets	$363,173	$358,298	$365,420	$364,166	$363,869